Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in each of the Registration Statements of EastBridge Investment Group Corporation (the “Company”) on Form S-8 (No. 333-179974), on Form S-8 (No. 333-158583), on Form S-8 (No. 333-153129), on Form S-8 (No. 333-143878), of our report, dated March 30, 2012, relating to the consolidated financial statements of the Company for the fiscal year ended December 31, 2011.

Tarvaran Askelson & Company, LLP

Laguna Niguel, California
March 30, 2012